As filed with the Securities and Exchange Commission on May 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADEIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	81-4734590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3025 Orchard Parkway

San Jose, California 95134

(408) 473-2500

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Adeia Inc. Amended and Restated 2020 Equity Incentive Plan

(Full title of the Plan)

Kevin Tanji, Esq.

Chief Legal Officer

Adeia Inc.

3025 Orchard Parkway

San Jose, California 95134

(408) 473-2500

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Sarah P. Payne, Esq.

John L. Savva, Esq.

Sullivan & Cromwell LLP

550 Hamilton Avenue

Palo Alto, California 94301-2010

(650) 461-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Adeia Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 8,900,000 shares of common stock, $0.001 par value per share (the “Common Stock”) under the Adeia Inc. Amended and Restated 2020 Equity Incentive Plan (the “Amended 2020 Equity Plan”). These additional shares of Common Stock are additional securities of the same class as other securities for which an original registration statement (File No. 333-238846) on Form S-8 was filed with the Commission on June 1, 2020 and an additional registration statement (File No. 333-264591) on Form S-8 was filed with the Commission on April 29, 2022. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements, where applicable, are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, on February 23, 2024 (the “2023 10-K”);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 8, 2024;
(3)	The information specifically incorporated by reference into the 2023 10-K from the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 27, 2024; and
(4)

The description of the Registrant’s Common Stock contained in Exhibit 4.1 to the 2023 10-K, including any amendments or reports filed for the purpose of updating such description, in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or that deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement to the extent furnished but not filed.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index immediately following the signature pages and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on May 9, 2024.

By:	/s/ Kevin Tanji
Kevin Tanji
Chief Legal Officer and Corporate Secretary

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Keith A. Jones and Kevin Tanji his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul E. Davis	Chief Executive Officer, President and Director
Paul E. Davis	(Principal Executive Officer)	May 9, 2024

/s/ Keith A. Jones	Chief Financial Officer
Keith A. Jones	(Principal Financial and Accounting Officer)	May 9, 2024

/s/ Daniel Moloney
Daniel Moloney	Chairman of the Board of Directors	May 9, 2024

/s/ V. Sue Molina
V. Sue Molina	Director	May 9, 2024

/s/ Tonia O’Connor
Tonia O’Connor	Director	May 9, 2024

/s/ Raghavendra Rau
Raghavendra Rau	Director	May 9, 2024

/s/ Adam Rymer
Adam Rymer	Director	May 9, 2024

/s/ Phyllis Turner-Brim
Phyllis Turner-Brim	Director	May 9, 2024

EXHIBIT INDEX

Exhibit No.	Description
4.1

Composite Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2023, and incorporated herein by reference)

4.2	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Quarterly on Form 10-Q filed with the SEC on November 9, 2022, and incorporated herein by reference)
4.3

Description of Capital Stock registered under section 12 of the Securities Exchange Act of 1934 (Exhibit 4.1 to the Registrant’s Current Annual Report on Form 10-K filed with the SEC on February 23, 2024).

4.4*	The Registrant’s Amended and Restated 2020 Equity Incentive Plan.
5.1*	Opinion of Sullivan & Cromwell LLP
23.1*	Consent of Pricewaterhouse Coopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature pages hereto)
107*	Filing Fee Table

__________________________________________

* Filed herewith.